Exhibit 23(b)

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Stock Option and Incentive Award Plan of MLX Corp. and to the incorporation by reference therein of our report dated March 7, 1996, with respect to the consolidated financial statements of MLX Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


February 25, 1997                    Ernst & Young LLP
Atlanta, Georgia